UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 26, 2007

(Date of earliest event reported)

FNB CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	000-24141 (Commission File Number)	54-1791618 (I.R.S. Employer Identification No.)

105 Arbor Drive

Christiansburg, Virginia 24068

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 540-382-4951

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On July 26, 2007, FNB Corporation (“FNB”) and Virginia Financial Group, Inc. (“VFG”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) pursuant to which the two companies will combine in a merger of equals transaction (the “Merger”), creating the largest independent bank holding company headquartered in Virginia.

In the Merger Agreement, which was approved by the Boards of Directors of both companies, each of FNB and VFG has made customary representations, warranties and covenants. The completion of the Merger is subject to various closing conditions, including obtaining the approval of FNB’s and VFG’s shareholders and receiving certain regulatory approvals. The Merger is intended to qualify as a tax-free reorganization for federal income tax purposes.

At the effective date of the Merger (the “Effective Date”), FNB shareholders will receive 1.5850 shares of VFG common stock for each of their shares of FNB common stock outstanding immediately prior to the Effective Date, with each share of VFG common stock becoming one share of common stock of the resulting holding company. Each option to purchase a share of FNB common stock outstanding immediately prior to the Effective Date will be converted into an option to purchase shares of common stock of the resulting holding company, adjusted for the 1.5850 exchange ratio.

In the Merger, FNB and VFG will consolidate their banking subsidiaries into one state-chartered bank and both the resulting holding company and its banking subsidiary will be renamed. The resulting holding company will be headquartered in Charlottesville, Virginia, with its banking subsidiary and operations center headquartered in Christiansburg, Virginia. The resulting holding company will be governed by a Board of Directors of up to 24 directors, with equal representation from FNB and VFG. The banking subsidiary’s Board of Directors will also have equal representation from FNB and VFG. Current FNB President and Chief Executive Officer William P. Heath, Jr. will serve as Chairman of the Board for the resulting holding company. Current VFG President and Chief Executive Officer O. R. Barham, Jr. will serve as President and Chief Executive Officer for the resulting holding company. Gregory W. Feldmann, current FNB Chief Operating Officer and President and Chief Executive Officer of FNB’s subsidiary, First National Bank, will serve as President and Chief Executive Officer of the resulting banking subsidiary. Raymond D. Smoot, Jr., current Chairman of the Board of FNB’s First National Bank, will serve as Chairman of the Board of the resulting banking subsidiary. Current VFG Executive Vice President and Chief Operating Officer Litz Van Dyke will serve as Executive Vice President and Chief Operating Officer for the resulting holding company, and current VFG Executive Vice President and Chief Financial Officer Jeffrey W. Farrar will serve as Executive Vice President and Chief Financial Officer for the resulting holding company.

In the Merger Agreement, FNB and VFG have each agreed not to solicit proposals relating to alternative business combination transactions or, subject to certain exceptions, to enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.

In connection with entering into the Merger Agreement, FNB and VFG entered into separate reciprocal stock option agreements (the “Option Agreements”), pursuant to which each company granted to the other a stock option (an “Option”) to purchase up to 19.9% of its total outstanding common shares. Neither of the Options is currently exercisable and, pursuant to the terms of the Option Agreements, will only become exercisable upon the occurrence of certain events relating to a third party acquisition proposal relating to the issuer of the shares covered by the respective Option. Each company’s total realizable value under the Option it has been granted is subject to a cap of $11.750 million. Under certain circumstances, each of the companies may be required to repurchase for cash the applicable Option or the shares acquired pursuant to the exercise of such Option.

The foregoing description of the Merger, the Merger Agreement and the Option Agreements does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the Option Agreements, which are filed as Exhibits 2.1, 99.1 and 99.2, respectively, to this report and are incorporated herein by reference. The Merger Agreement and the Option Agreements have been included to provide information regarding the terms of the Merger. They are not intended to provide any other factual information about FNB or VFG.

As described above, the Merger Agreement contains representations and warranties that FNB and VFG made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between FNB and VFG and may be subject to important qualifications and limitations agreed to by FNB and VFG in connection with negotiating its terms. Moreover, the representations and warranties are modified in important part by the underlying disclosure schedules which are not filed publicly, may be subject to a contractual standard of materiality that is different from what may be viewed as material to shareholders, and may have been used for the purpose of allocating risk between FNB and VFG rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as accurate or complete or as characterizations of the actual state of facts as of any specified date.

Important Additional Information Will be Filed with the SEC

This communication is being made in respect of the proposed merger of FNB and VFG. In connection with the proposed merger, VFG plans to file with the SEC a registration statement on Form S-4 to register the shares of VFG common stock to be issued to the shareholders of FNB in the transaction. The registration statement will include a joint proxy statement/prospectus which will be mailed to the shareholders of VFG and FNB seeking their approval of the merger. In addition, each of VFG and FNB may file other relevant documents concerning the proposed merger with the SEC.

INVESTORS AND SECURITY HOLDERS OF FNB AND VFG ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT

AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VFG, FNB AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents (when available) through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus (when available) also may be obtained by directing a request by telephone or mail to Virginia Financial Group, Inc., 1807 Seminole Trail, Suite 104, Charlottesville, Virginia 22901, Attention: Investor Relations (telephone: (434) 964-2217) or FNB Corporation, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068, Attention: Investor Relations (telephone: (540) 382-6042) or by accessing VFG’s website at http://www.vfgi.net under “SEC Filings and Other Documents” or FNB’s website at http://www.fnbonline.com under “Investor Relations/SEC Filings.” The information on VFG’s and FNB’s websites is not, and shall not be deemed to be, a part of this report or incorporated into other filings either company makes with the SEC.

VFG and FNB and their respective directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of VFG and/or FNB in connection with the merger. Information about the directors and executive officers of VFG is set forth in the proxy statement for VFG’s 2007 annual meeting of shareholders filed with the SEC on March 28, 2007. Information about the directors and executive officers of FNB is set forth in the proxy statement for FNB’s 2007 annual meeting of shareholders filed with the SEC on March 30, 2007. Additional information regarding these participants in the proxy solicitation and their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Item 7.01. Regulation FD Disclosure.

A copy of an investor presentation, dated July 27, 2007, prepared jointly by Virginia Financial Group, Inc. and FNB Corporation in connection with the proposed merger is furnished as Exhibit 99.3 to this report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of July 26, 2007, between Virginia Financial Group, Inc. and FNB Corporation

99.1	Stock Option Agreement, dated as of July 26, 2007, between Virginia Financial Group, Inc. (as issuer) and FNB Corporation (as grantee)

99.2	Stock Option Agreement, dated as of July 26, 2007, between FNB Corporation (as issuer) and Virginia Financial Group, Inc. (as grantee)

99.3	Investor presentation prepared jointly by Virginia Financial Group, Inc. and FNB Corporation, dated July 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FNB CORPORATION
(Registrant)

/s/ William P. Heath, Jr.
William P. Heath, Jr.
President and Chief Executive Officer

Date: July 27, 2007

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Reorganization, dated as of July 26, 2007, between Virginia Financial Group, Inc. and FNB Corporation

99.1	Stock Option Agreement, dated as of July 26, 2007, between Virginia Financial Group, Inc. (as issuer) and FNB Corporation (as grantee)

99.2	Stock Option Agreement, dated as of July 26, 2007, between FNB Corporation (as issuer) and Virginia Financial Group, Inc. (as grantee)

99.3	Investor presentation prepared jointly by Virginia Financial Group, Inc. and FNB Corporation, dated July 27, 2007